EXHIBIT  23


INDEPENDENT AUDITORS' CONSENT


We consent to the  incorporation  by reference  in  Registration  Statement  No.
33-55179 of Koger Equity, Inc. on Form S-3 and Registration Statement No. 33-54617 of Koger Equity, Inc. on Form S-3 of our report dated March 4, 1996, appearing in this Annual Report on Form 10-K of Koger Equity, Inc. for the year ended December 31, 1995.





DELOITTE & TOUCHE LLP
Jacksonville, Florida
March 13, 1996

































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